UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2016

Ingram Micro Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3351 Michelson Drive, Suite 100, Irvine, CA 92612 (Address of Principal Executive Offices and Zip Code)

(714) 566-1000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2016, Ingram Micro Inc. (the “Company”) entered into a separation agreement with Paul Read. Pursuant to the separation agreement, Mr. Read’s role as President and Chief Operating Officer will end on February 26, 2016, but he will remain employed by the Company for a transition period until September 2016, during which time he will continue to receive his same base salary, benefits and equity award vesting. Following his departure in September 2016, if he signs a general release, he will be eligible to receive the following separation benefits (which will be increased to those specified in the Company’s Executive Change in Control Plan if the separation date occurs within six months before, or following, a change in control of the Company): (i) a lump sum cash separation payment equal to a multiple of his salary and target bonus (which multiple will be 1.5 or, if the Executive Change in Control Plan applies, 2.0); (ii) a pro-rated bonus for 2016; (iii) payments for health insurance coverage for 12 months; (iv) outplacement services; and (v) if the Executive Change in Control Plan applies, accelerated vesting of outstanding equity awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Date:	February 23, 2016	By:	/s/ Larry C. Boyd
			Name:	Larry C. Boyd
			Title:	EVP, Secretary & General Counsel